Exhibit 99.2

CERTIFICATION OF PERIODIC REPORT

I, Lisa A. Payne, Chief Financial Officer of Taubman Centers, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The annual report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan (the “Plan”) for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 21, 2004

/s/ Lisa A. Payne ___________________________ Lisa A. Payne Executive Vice President, Chief Financial Officer and Administrative Officer

A signed original of this written statement required by Section 906 has been provided to Taubman Centers, Inc. and will be retained by Taubman Centers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.